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                                                                    Exhibit 10.7

                            INDEMNIFICATION  AGREEMENT

         THIS AGREEMENT is effective as of September 18, 2000, among Precept Business Services, Inc., a Texas corporation (the "Corporation"), and R.L. Hassell ("Indemnitee" ).

         WHEREAS, the Corporation has adopted Bylaws (the "Bylaws") providing for indemnification of the Corporation's directors and officers in accordance with Texas Business Corporation Act (the "Statute"); and

         WHEREAS, such Bylaws and Statute contemplate that contracts and other arrangements may be entered into with respect to indemnification of directors and officers; and

         WHEREAS, it is reasonable, prudent and necessary for the Corporation to obligate itself contractually to indemnify Indemnitee so that he will consent to be elected and to serve as an officer of the Corporation and will be able to serve the Corporation free from undue concern that he will not be adequately protected.

         NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

         I.   DEFINITIONS.  As used in this Agreement:

         A. The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding against the Corporation or the Indemnitee, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party, as a witness or otherwise, by reason of the fact that Indemnitee is or was a director, officer, agent or advisor of the Corporation, by reason of any action taken by him or of any inaction on his part while acting as a director, officer, agent or advisor of the Corporation, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee, agent or advisor of another corporation, partnership, joint venture, trust, limited liability company or other entity or enterprise, in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement; provided that any such action which is brought by Indemnitee against the Corporation or directors or officers of the Corporation, other than an action brought by Indemnitee to enforce his rights under this Agreement, shall not be deemed a Proceeding without prior approval by a majority of the Board of Directors of the Corporation.

         B. The term "Expenses" shall include, without limitation, any liabilities, judgments, fines and penalties against Indemnitee in connection with a Proceeding; and all reasonable attorneys' fees and disbursements, accountants' fees and disbursements, private investigation fees and disbursements, retainers, court costs, transcript costs, fees of experts, fees and expenses of witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service

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fees, and all other disbursements or expenses reasonably incurred by or for
Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding or establishing Indemnitee's right or entitlement to indemnification for any of the foregoing.

         D. The term "substantiating documentation" shall mean copies of bills or invoices for costs incurred by or for Indemnitee, or copies of court or agency orders or decrees or settlement agreements, as the case may be, accompanied by a sworn statement from Indemnitee that such bills, invoices, court or agency orders or decrees or settlement agreements, represent costs or liabilities meeting the definition of "Expenses" herein.

         E. The terms "he" and "his" have been used for convenience and mean "she" and "her" if Indemnitee is female.

         II. INDEMNITY OF DIRECTOR OR OFFICER. The Corporation hereby agrees to hold harmless and indemnify Indemnitee against any and all Expenses incurred by reason of the fact that Indemnitee is or was a director, officer, agent or advisor of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or advisor of another corporation, partnership, joint venture, trust, limited liability company or other entity or enterprise, but only if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and, in the case of a criminal proceeding, did not believe that his conduct was unlawful. The termination of any Proceeding by judgment, order of the court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and with respect to any criminal proceeding, that such person believed that his conduct was unlawful. The indemnification provided herein shall not be applicable in the event that the Expenses are finally adjudicated to have resulted from the gross negligence or willful misconduct of the Indemnitee.

         III. ADVANCES OF EXPENSES. Expenses (other than judgments, penalties, fines and settlements) incurred by Indemnitee shall be paid by the Corporation, in advance of the final disposition of the Proceeding and after receipt of Indemnitee's written request accompanied by substantiating documentation and Indemnitee's unsecured undertaking to repay such amount to the extent it is ultimately determined that Indemnitee is not entitled to indemnification.

         IV. UNDERTAKING BY INDEMNITEE. Indemnitee hereby undertakes to repay to the Corporation any advances of Expenses pursuant to Section III hereof to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification.

         V. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE. The indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Articles of Incorporation and Bylaws of the Corporation, the Statute, any policy or policies of directors' and officers' liability insurance, any agreement, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, Indemnitee shall reimburse the Corporation for amounts paid to him pursuant

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to such other rights to the extent such payments duplicate any payments received pursuant to this Agreement.

         VI. SETTLEMENT OF CLAIMS. The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Corporation's written consent which shall not be unreasonably withheld; provided, that consent will be deemed given if the Corporation does not object to any such settlement by written notice to Indemnitee within ten (10) days following Indemnitee's request for consent; and provided further, that in the event the Corporation does not consent to any such settlement, the Corporation's indemnification of Indemnitee hereunder shall become absolute and not subject to any defenses or counter claims arising under paragraph II hereunder or otherwise. The Corporation shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

         VII. GOVERNING LAW; BINDING EFFECT; AMENDMENT AND TERMINATION.

              A. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Texas.

              B. This Agreement shall be binding upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns.

              C. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the Corporation and Indemnitee.

         VII. NOTICE. Notice to the Corporation shall be directed to 1909 Woodall Rogers Freeway, Suite 500, Dallas, TX 75201. Attention: Secretary. Notice to Indemnitee shall be directed to Indemnitee at his address most recently furnished to the Corporation. The foregoing addresses may be changed from time to time by the addressee upon notice to the other parties. Notice shall be deemed received three days after the date postmarked if sent by prepaid mail, properly addressed.

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              IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on and as of the day and year first above written.


                                       CORPORATION:
                                       PRECEPT BUSINESS SERVICES, INC.
                                       By: /s/ Darwin Deason
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                                       Its:  Chairman
                                           -----------------------------------


                                       INDEMNITEE:

                                        /s/ R.L. Hassell
                                       ---------------------------------------
                                       R.L. Hassell